                                                                   Exhibit 10.16


                                   BERTUCCI'S
                      B R I C K   O V E N   P I Z Z E R I A(R)






                           BERTUCCI'S RESTAURANT CORP.

                               CUSTOM DISTRIBUTION

                                 AGREEMENT WITH

                               FERRARO FOODS INC.

                                  MAY 13, 1998




   14 Audubon Road o Wakefield, MA 01880 o (781) 246-6700 FAX: (781) 246-2224




                                TABLE OF CONTENTS

                                                                      PAGE NO.

1.  CUSTOM DISTRIBUTION CONTRACT DOCUMENTS....................................5
   RECITALS...................................................................5

2.  SCOPE OF AGREEMENT........................................................6
   2.1 PRODUCT CATEGORIES.....................................................6
   2.2 SERVICE LEVELS AND OPERATIONAL PERFORMANCE.............................6
   2.3 SERVICE LEVEL REPORTING................................................7

3.  SERVICE AGREEMENT.........................................................7
   3.1 SUPPORT PERSONNEL/ASSIGNMENTS BY FERRARO...............................7
   3.2 COMMUNICATIONS.........................................................7

4.  DELIVERY SCHEDULES........................................................8
   4.1 DELIVERY FREQUENCY.....................................................8
   4.2 DELIVERY PARAMETERS/WINDOWS............................................9
   4.3 EMERGENCY DELIVERIES...................................................9
   4.4 DELIVERY CRITERIA......................................................9
   4.5 DELIVERY DRIVER AND HELPER RESPONSIBILITY.............................10
   4.6 FUEL CHARGES..........................................................10

5.  ORDERING PROCEDURES......................................................10

   5.1 ORDER GUIDE...........................................................10
   5.2 CUSTOMER SERVICE REPRESENTATIVE.......................................11
   5.3 ORDER FREQUENCIES.....................................................11
   5.4 ORDER CONFIRMATION....................................................11
   5.5 ELECTRONIC ORDER ENTRY................................................11
   5.6 INVOICING REQUIREMENTS................................................12

6. PRICING POLICIES AND FORMULATIONS.........................................12
   6.1 DEFINITION OF DISTRIBUTOR COST........................................12
   6.2 CALCULATION OF DISTRIBUTOR SELL PRICE.................................13
   6.3 FORMULATION...........................................................14
   6.4 MARKET SENSITIVE COMMODITIES/CONTRACT PURCHASES.......................14
   6.5 PRICE ADJUSTMENTS.....................................................14

7.  DISTRIBUTOR BUYING AND RECEIVING SERVICES................................15
   7.1 BUYING SERVICES.......................................................15

8.  FERRARO: MANUFACTURER/PACKER VENDOR & BERTUCCI'S RELATIONSHIP............16
   8.1 PAYMENT OBLIGATIONS...................................................16
   8.2 VENDOR LEAD TIME/STOCK LEVELS.........................................16

9.  VERIFICATION/AUDIT PROCEDURES............................................16
   9.1 PRICING...............................................................16
   9.2 FACILITY..............................................................16

10.  TERMS AND CONDITIONS....................................................17
   10.1 PAYMENT TERMS........................................................17
   10.2 GUARANTEE............................................................17
   10.3 CREDITS..............................................................17
   10.4 DEFINITIONS..........................................................18
   10.5 SUBSTITUTIONS........................................................19

11.  REPORTING SERVICES......................................................19
   11.1 REPORTING............................................................20

12.  INSURANCE...............................................................20
   12.1 CERTIFICATE OF INSURANCE.............................................20
   12.2 INDEMNIFICATION......................................................21
   12.3 HOLD HARMLESS AGREEMENT AND GUARANTY/WARRANTY OF PRODUCT.............21

13.  PROPRIETARY/CONTRACT PRODUCT AGREEMENT..................................21

14.  OTHER INCOME............................................................22
   14.1 REBATES/VOLUME DISCOUNTS/MASTER JOBBER
        DISCOUNTS/BROKERAGE AND ALLOWANCES...................................22
   14.2 CASH DISCOUNTS - VENDOR..............................................22

15.  RECALLS.................................................................22

16.  TERM....................................................................22
   16.1 TERM OF AGREEMENT....................................................22
   16.2 OPTION PERIOD........................................................23

17.  TERMINATION.............................................................23
   17.1 TERMINATION BY BERTUCCI'S FOR CAUSE..................................23

18.  COMPLIANCE WITH INDUSTRY STANDARDS/LAWS.................................23
   18.1 SANITATION STANDARDS.................................................23
   18.2 REGULATORY REQUIREMENTS..............................................23

19.  TRADEMARKS AND CONFIDENTIALITY..........................................24

20.  NOTICES.................................................................24

21.  ASSIGNMENT..............................................................25

22.  MISCELLANEOUS...........................................................25
   22.1 TRAINING.............................................................25
   22.2 NATIONAL ACCOUNT REPRESENTATIVE......................................25
   22.3 ANNUAL HOLIDAY GIFT BOX PROMOTION....................................25
   22.4 ROLL-OUTS............................................................26
   22.5 COMPETITIVE RESTRICTIONS.............................................26
   22.6 INITIAL INVENTORY....................................................26
   22.7 BEVERAGE PROGRAM.....................................................26

23.  PRESS RELEASE...........................................................26

24.  GOVERNING LAW...........................................................27

25.  ENTIRE AGREEMENT........................................................27
26.  EXHIBIT INDEX.............................................................
         I.       Bertucci's Locations/Addresses/Phone Numbers Personnel
         II.      Product List by Category
         III.     Product List by Vendor
         IV.      Hold Harmless Agreement
         V.       Non-Disclosure Agreement
         VI.      Current "Sample" Invoice
         VII.     Fiscal 1998 Calendar
         VIII.    Current "Sample" Order Guide
         IX.      Vendor Address List
         X.       Current Truk Routing
         XI.      Pricing Worksheet
         XII.     Insurance Certificate(s)
         XIII.    Vendor Incident Report




                         1. CUSTOM DISTRIBUTION CONTRACT
                                    DOCUMENTS




THESE DOCUMENTS ARE PROPRIETARY IN NATURE AND ARE SUBJECT TO THE
NON-DISCLOSURE AGREEMENT EXECUTED BETWEEN THE PARTIES.


RECITALS

WHEREAS, Bertucci's Restaurant Corp., (herein after referred to as "Bertucci's") operates Bertucci's Brick Oven Pizzeria's throughout certain regions of the United States, as more particularly described on Exhibit "I" attached hereto and made a part hereof this Agreement.

WHEREAS, Bertucci's is desirous of entering into a "Custom Distribution Agreement", with Ferraro Foods, Inc., (herein after referred to as Ferraro) pursuant to the terms and conditions as defined and contained herein, for the purpose of procuring for it's existing and contemplated Bertucci's Brick Oven

Pizzeria's, with such products as described in the Bertucci's Comprehensive Products List, attached hereto and made a part hereof, this Agreement, as
Exhibit II.

Ferraro shall sell only the products authorized by Bertucci's for the Bertucci's operations. Bertucci's proprietary products and agreements with manufacturers, distributors and importers shall remain confidential between Ferraro and Bertucci's.



                              2. SCOPE OF AGREEMENT


2.1      PRODUCT CATEGORIES:

         Products covered under this Agreement shall be listed into the following product categories:

         o Cheese (all)
         o Dairy
         o Dry Groceries
         o Meat, Poultry, Seafood
         o Paper, Plastics, Disposables
         o Beverages
         o Beverages: Syrup Post Mix
         o Prepared Foods
         o Desserts
         o Cleaning Supplies
         o Smallwares
         o Store Operating Supplies


2.2      SERVICE LEVELS AND OPERATIONAL PERFORMANCE

         The following Service Level Performance Tracking table and Operational Performance Standard shall be used in measuring the effectiveness of Ferraro. The benchmarks set forth shall be the minimum acceptable levels allowed by Bertucci's for servicing it's operations.

         2.2.1 SERVICE LEVELS: All levels are listed as a percentage of total pieces ordered.
         (TOTAL PIECES ORDERED = 100%)

Shortage on Truck                                               0.15%
Damaged Product at Receiving                                    0.05%
Wrong Product Selected                                           0.1%
Product Ordered Wrong                                           0.05%
Concealed Damage                                                0.05%

Service Level (PIECE COUNT                                     99.6%*
FILL RATE)


         2.2.2. OPERATIONAL PERFORMANCE: The benchmark for 100% complete orders. Listed as a percentage of overall deliveries made based on approved delivery schedule. (EXCLUDES CORRECTIVE DELIVERIES RESULTING FROM DISTRIBUTOR ERROR)

                   "100% COMPLETE" OPERATIONAL BENCHMARK        90%*

         Failure to maintain these minimum standards (*) may result in termination of this Agreement as described herein.


2.3      SERVICE LEVEL REPORTING

         All reporting shall be pursuant to Bertucci's Fiscal Calendar reporting periods provided herein, attached hereto as Exhibit VII.


                              3. SERVICE AGREEMENT


3.1      SUPPORT PERSONNEL/ASSIGNMENTS BY FERRARO

         Ferraro shall assign personnel to the following key positions for the purpose of managing the Bertucci's account:

            o Customer Service Representative/Account Coordinator (Store Activity - day/day)
            o National Account Representative (shall visit 5 stores /month at random and follow with a Corporate visit)
            o   MIS Director
            o  Purchasing/Material Management Director
            o  Traffic/Dispatch Supervisor
            o  Emergency Contact (24 hours/7 days)

         The above referenced positions are considered essential for the successful execution of this Agreement. PERSONNEL ASSIGNED MUST BE IDENTIFIED IN THE AGREEMENT. It is encouraged that these positions be filled with personnel experienced in managing multiunit operations. Furthermore, turn-over of personnel in these positions would be considered a hindrance to the successful operations of Bertucci's. Ferraro shall provide cross-training in these positions to ensure continuity of' operations in the case of vacations, sickness or turn-over. Ferraro shall provide a one-time quarterly update following the commencement date for this agreement and biannually subsequent to the initial update on personnel cross-training programs concerning these positions.


3.2       COMMUNICATIONS

         3.2.1 Ferraro shall provide a Personnel Contact Directory to each Bertucci's location. The directory shall include all Ferraro departments, personnel, phone numbers, extensions, emergency phone numbers, a dedicated Bertucci's beeper, facsimile numbers, and after-hour/weekend/holiday phone numbers, including personnel on call during these periods.

         3.2.2 Ferraro shall cooperate with the requirements to provide all labor, material, software, equipment, training for its part in the current and contemplated on-line communications activity not limited to the following:

              A. Electronic Order Entry, Electronic Order Confirmation, E-mail, Electronic Transfer of Funds, Invoices and Credit Memo's, Electronic Download for monthly pricing update and Order Guide maintenance.
              B. Ferraro shall activate all systems required by Bertucci's on July 1, 1998 or pursuant to a schedule submitted by Bertucci's. In support of the initial transition of this transaction, Ferraro shall cooperate with Bertucci's personnel or their assigns in the implementation of any system.
              C. Electronic Communication capability is considered essential to this Agreement.
              D. Bertucci's at its sole discretion, may implement this or any other electronic commerce system pursuant to a schedule developed by Bertucci's and subject to change exclusively at the discretion of Bertucci's.
              E. Any Ferraro cost incurred in the implementation of these support systems shall be born solely by the Ferraro.
              F. Bertucci's shall be responsible for all costs related to its Corporate and Unit Level expense.
              G. Bertucci's shall not be obligated to participate in a proprietary system in order to meet the requirements of this clause.
              H. If a third party provider is essential to execute the necessary implementation, Bertucci's shall participate fully in the selection process of this party. Bertucci's reserves the right to select the party independently if that decision is essential to support the corporate goals of Bertucci's. Ferraro agrees to coordinate with that provider without prejudice.
              I. Costs related to a third party provider shall be allocated by mutual consent of the parties.


                              4. DELIVERY SCHEDULES


4.1      DELIVERY FREQUENCY

         Ferraro shall deliver to each Bertucci's location during the term of this Agreement, twice a week, with exceptions. Deliveries shall be conducted in accordance with the delivery schedule provided herein, attached hereto as Exhibit X, dated April 1, 1998. Requests for modifications to delivery schedules by Ferraro shall be submitted in writing to Bertucci's for approval.

 4.2     DELIVERY PARAMETERS/WINDOWS

         Deliveries will be accepted at the unit level between the hours of 6:00 am - 5:00 pm, except between the hours of 11:30 am - 1:30 pm.


4.3      EMERGENCY DELIVERIES

         4.3.1 Emergency deliveries as a result of any Ferraro occurrence as listed herein (see Article 2.1) shall be delivered to the unit(s) in the time frame determined by the Bertucci's Purchasing Department or the unit manager in charge. All expenses related to this type of delivery shall be borne by Ferraro.

         4.3.2 Emergency deliveries as a result of a Bertucci's occurrence shall be delivered to the Bertucci's unit(s) in the time frame designated by Bertucci's. All extraordinary expenses associated with the delivery shall be charged at cost, with evidence, to the unit or account as directed by Bertucci's.

         4.3.3 All such occurrences shall require immediate notification to the Bertucci's unit and Corporate.


4.4      DELIVERY CRITERIA

         A. The Ferraro drivers shall stage their vehicle so as not to obstruct traffic, or block customer vehicles or vehicles conducting business on Bertucci's property. Should there be an occurrence when the above can not be avoided, the Ferraro driver shall on demand move or relocate vehicle to the satisfaction of the Bertucci's manager in charge.
         B. The Ferraro driver and helper ("helper" is defined as an employee of the Ferraro that accompanies the driver for the purposes of assisting with deliveries to Bertucci's locations) shall conduct themselves in a professional manner at all times. The Ferraro driver and helper shall never confront a guest of Bertucci's.
         C. The Ferraro driver and helper shall never confront Bertucci's personnel in an argumentative manner. Discrepancies not resolved at the location level shall be directed to the designated Corporate Bertucci's and Ferraro personnel immediately.
         D. All incidents shall be reported by the Bertucci's unit manager (on the Bertucci's Delivery Incident Form attached hereto and made a part hereof as Exhibit XV) which will in turn be forwarded to Ferraro management for disposition.
         E. The Ferraro drivers and helpers shall dress in professional uniforms representing Ferraro.
         F. Repeated conduct problems will result in an immediate request for personnel change by Bertucci's.
         G. Ferraro shall change drivers and/or helpers, immediately upon request by Bertucci's.
         H. The Ferraro drivers shall not consume, request, or purchase, any products offered by the Bertucci's Restaurant during the delivery.
         I. Pre- and post delivery purchase and consumption of Bertucci's products are allowed.
         J. Consumption of such products are not allowed inside kitchen, dining or common areas of Bertucci's.


4.5      DELIVERY DRIVER AND HELPER RESPONSIBILITY

         The driver and helper shall deliver frozen products first, followed by refrigerated products and dry goods. The products shall be rolled or carried to the portal or delivery storage area in each designated area inside the Bertucci's unit through the designated delivery door or pathway. Bertucci's shall provide personnel to check-in product. The Ferraro driver and the Bertucci's manager in charge shall be present during the final check-in and inspection. All cases shall be factory sealed, no re-packs, and without visible damage. Any damage, shortage or error shall be noted on the receiving ticket/invoice and counter signed by the driver and receiving personnel. Flour and sauce shall be rotated and stocked in their appropriate storage space by the driver and helper of Ferraro.


4.6      FUEL CHARGES

         In the event of "National Oil Crisis" (relating to Commercial Vehicular Transportation Fuel), Ferraro shall, with adequate evidence, submit for consideration a fuel surcharge request pursuant to the guidelines representative of the Transportation Industry at that time; governed by the Department of Energy. Ferraro shall not charge Bertucci's, at any time during the term of this Agreement, any additional freight, fuel or miscellaneous charges without the written prior approval of an authorized designate of Bertucci's. The acknowledgment of this request shall not be construed as an approval by Bertucci's, nor shall bind Bertucci's to any inferred charges submitted by Ferraro.


                             5. ORDERING PROCEDURES


5.1      ORDER GUIDE

         Ferraro, with assistance from Bertucci's will prepare a specific Order Guide to be used by Bertucci's corporate and operating units for placing orders. This guide will be issued and distributed every four weeks by Ferraro to arrive at least three (3) days prior to the start of the next reporting period. A current sample Order Guide is provided as Exhibit VIII. The schedule for Order Guide completion is week 3 of each 4 week period as outlined in the Bertucci's Fiscal Calendar enclosed herein and attached hereto as Exhibit VII.

 5.2     CUSTOMER SERVICE REPRESENTATIVE

         In the event Bertucci's and Ferraro at any time are not linked "electronically" for the purpose of "Electronic Order Entry" then, Ferraro shall provide adequate "Customer Service Representative(s)" to contact each Bertucci's operating unit between 7:30 am and 10:30 am, twice a week, for the purpose of obtaining orders for products covered under this Agreement, more specifically identified on Exhibit "II" attached hereto and made a part hereof this agreement.


5.3      ORDER FREQUENCIES

         Orders for products shall be placed twice a week by each Bertucci's unit one (1) calendar day before the actual receipt of goods corresponding to the contracted delivery schedule. Ferraro shall contact at pre-prescribed times each Bertucci's unit, for their respective order. Ferraro and Bertucci's will mutually agree on order cut-off times and "special order" requests which will be incorporated by Addendum to this Agreement. A "checksum" procedure must be incorporated in the ordering procedure to insure accurate communication of the order from the Bertucci's manager to the Ferraro Customer Service Representative. The Bertucci's manager must state the checksums, total line items and total units to be ordered, prior to commencing the order placement. At the end of the order the Ferraro representative will verify the order against these "checksums" for accuracy.


5.4       ORDER CONFIRMATION

         In the event of "Electronic Order Entry", immediate Order Confirmation via a transmitted unit, "hard copy" in real time, shall be designed into the system mutually between Bertucci's and Ferraro.


5.5      ELECTRONIC ORDER ENTRY

         Ferraro will provide at its sole expense, unit level computer (Personnel computer type compatible) software to place orders directly with Ferraro. Order Entry System shall include as a base minimum system, but not limited to the list below:

                  o   Direct Order Entry
                  o   Immediate Order Confirmation at Unit Level
                  o   Suggested Order Levels (established by Bertucci's
                      Management)
                  o   Master Order Template
                  o   Lock-Out Quantity
                  o   Lock-Out of Non-authorized products access
                  o   Immediate Total Order Cost
                  o   Immediate Stock Status
                  o   Corporate level access
                      to Bertucci's data on-line
                  o   Order/Check summary
                  o   Year 2000
                      compliant (no later than December, 1998)


5.6      INVOICING REQUIREMENTS

         5.6.1 Ferraro shall provide Bertucci's, two (2) part hard copy delivery tickets evidencing the following data in the form acceptable to Bertucci's. SAMPLE INVOICE MUST BE INCLUDED IN THE AGREEMENT. Invoices must represent the unit order "as placed" and the actual quantity shipped.

         5.6.2 Pursuant to the product categories as described herein, under
         Article 2, Ferraro shall categorize the entire invoice, in addition to the product recap using these product designators, (provide sample invoice, as Exhibit VI).

         5.6.3 In the event Bertucci's and Ferraro operate using "Electronic Voucher Matching," the categories described herein shall still be in effect for both the delivery tickets and the "Electronic Vouchers."


                      6. PRICING POLICIES AND FORMULATIONS


6.1       DEFINITION OF DISTRIBUTOR COST

         6.1.1 Ferraro's cost shall be defined as manufacturer/packer invoice to Ferraro, less manufacturer/packer's promotional allowances plus freight, if applicable, for the period of promotion and/or case discounts.

         6.1.2 Rebates, volume discounts, master jobber discounts, product allowances, and any other incomes not reflected in the product cost on the Vendor Invoice shall be subject to guidelines pursuant to Article 14.

6.2     CALCULATION OF DISTRIBUTOR SELL PRICE

        All "sell" pricing covered under the Term of this Custom Distribution Agreement, shall be based on the true landed cost, as described above. This agreement is a set formulated Cost Plus (mark-up) over the Ferraro landed cost. The "sell" price of each product category, under this Agreement shall be determined by the formulations as provided herein:

                                                               MARK-UP (%)
                                                              --------------

Cheese                                                             8.5%

Dairy                                                              8.5%

Dry Groceries                                                      8.5%

Meat, Poultry, Seafood                                             8.5%

Paper, Plastics, Disposables                                       8.5%

Beverages                                                          8.5%

Beverages: Syrup                                                   8.5%

Prepared Foods                                                     8.5%

Desserts                                                           8.5%

Cleaning Supplies                                                  8.5%

Smallwares                                                         8.5%

Store Operating Supplies                                           8.5%



                               Overage              Freight             Mark-Up
                               -------              --------            -------
Frozen Shredded Mozzarella      $0.05                $0.015               8.5%


Mozzarella is formula based pricing reflected as a cost per pound over the block market.


 6.3     FORMULATION

         6.3.1 As part of this Agreement, the formulation basis has been provided as indicated, ($) or (%) mark up over base landed cost.

         6.3.2 LANDED COSTS FOR ALL PRODUCTS ARE LISTED ON THE WORKSHEET PROVIDED HEREIN, ATTACHED HERETO AS EXHIBIT XI. This cost information will verified upon initial delivery of inventory to Ferraro and is subject to change in the interim.

         6.3.3 All Bertucci's units shall be charged the same pricing regardless of geographic location.
6.4      MARKET SENSITIVE COMMODITIES/CONTRACT PURCHASES

         Contained in the Bertucci's products listing are various items which are "Market Sensitive" and "Contracted". These items vary in their frequency of procurement and use. Below listed are items which fall in one of these categories:

                  LEPRINO MOZZARELLA CHEESE - The weekly sell price to Bertucci's shall be based on the previous Thursday's Block Market close, with pricing implemented on deliveries the following Monday. (i.e. April 6, 1998 Monday pricing is based on the Block Market close of April 2, 1998.)

                  NO ADDITIONAL PRODUCTS HAVE BEEN IDENTIFIED BY FERRARO AS ELIGIBLE "MARKET SENSITIVE" ITEMS.


6.5      PRICE ADJUSTMENTS

     6.5.1 Price adjustments for the "Contract" purchased inventory shall be as follows: Mutually, the Bertucci's and the Ferraro buyer will evaluate the on hand quantities and usage reports to establish a "Run-out" date of the specific product and/or price concerned in the Ferraro warehouse. Based on a mutually agreed upon date, and remaining inventories notwithstanding, Ferraro shall implement pricing to Bertucci's effective on the above referenced date.

     6.5.2 Requests for price adjustments for other than "Market or Contract" products shall be by notification of at least 30 days in advance by official correspondence by the Vendor to Bertucci's. This notification allows for Bertucci's and Ferraro to evaluate the current situation. Ferraro shall respect "buy in" positions for price protection as directed by Bertucci's and corresponding to product cycles. Price adjustments other than those prescribed above shall be prohibited under this Agreement.


                       7. DISTRIBUTOR BUYING AND RECEIVING
                                    SERVICES


7.1      BUYING SERVICES

         7.1.1 Ferraro shall act as "Buying Agent" as/when directed by Bertucci's. Ferraro shall perform all functions typical of a Distributor/Buying Agent. Bertucci's from time to time may request products other than contained herein this Agreement. Those items requested by Bertucci's which are not covered under this Agreement, Exhibit "II" shall be accompanied by a written requisition approved by the Bertucci's buyer.

         7.1.2 Ferraro will provide samples of manufacturers products, as requested, for evaluation by Bertucci's.

         7.1.3 Ferraro, as a condition of this agreement, shall purchase, on behalf of Bertucci's, the remaining proprietary inventories mutually agreed upon by the incumbent distributor and Ferraro.

         7.1.4 The purchase price for these inventories shall be negotiated by Bertucci's and the incumbent distributor.
              A.  Bertucci's shall establish the final inventory list.
              B. Bertucci's shall arrange the transaction date(s) between Ferraro and the current distributor.
              C. Ferraro shall arrange to pick-up at Bertucci's current distributor said inventories and transport to the approved Ferraro warehouse for inventory staging purposes,
              D. Bertucci's shall bear no costs in the pick-up, transportation and stocking of these products.

         7.1.5 Ferraro shall instruct Bertucci's current distributor as to the sequence and palletizing methods it desires (i.e., shrink wrapping, etc.). Ferraro shall be obligated to pay Bertucci's current distributor net 14 days of invoice pick up date. Ferraro shall merge the Bertucci's current distributor inventory, quantities and pricing into the current new Ferraro/Bertucci's inventories. The merging of the quantities and pricing shall be implemented using the "weighted average" system if price is different.


                         8. FERRARO: MANUFACTURER/PACKER
                        VENDOR & BERTUCCI'S RELATIONSHIP


8.1      PAYMENT OBLIGATIONS

         8.1.1 Ferraro, the Manufacturer/Packer(vendor) and Bertucci's are independent contractors. Bertucci's shall have no contractual obligation to pay vendor(s) directly. Ferraro shall pay all Vendors directly within their terms and conditions. There shall be no interruption in product flow as a result of credit hold by either Ferraro or Vendor.

         8.1.2 Credit hold shall be cause for termination (see Article 17).


8.2       VENDOR LEAD TIME/STOCK LEVELS

         8.2.1 Ferraro and vendor(s) shall communicate to establish acceptable stock levels in order to maintain the flow of products that corresponds to the replenishment needs of Bertucci's.

         8.2.2 Ferraro and Vendor shall take into consideration all factors affecting products in transit. The guarantee of product availability for an "on demand" shipment, pursuant to the acceptable Order Completion Benchmark is essential to the success of this Proposal. Ferraro shall respect Vendor lead times and maintain a proper safety stock level to compensate for potential transportation delays due to weather, holidays, etc.


                        9. VERIFICATION/AUDIT PROCEDURES


9.1       PRICING

          9.1.1 Bertucci's shall have the right to verify via audit, pricing and product specifications quarterly with a three business day written notice. Ferraro shall furnish to Bertucci's, at the Ferraro offices, Vendor invoices, freight bills, receiving documents and any other supporting documentation pertinent to vendor transactions or as requested by the audit team. Discrepancies in favor of Bertucci's shall be credited to Bertucci's Corporate account immediately at time of discovery.

9.2       FACILITY

          9.2.1 Bertucci's shall have the right during the term of this Agreement, to enter the Ferraro warehouses without notice at any time, during the normal working hours of Ferraro for the purpose of inspecting the inventories, products, facilities and fleet. Facility inspection shall be conducted in such a manner as not to interrupt the business of Ferraro. A Ferraro representative shall be present at all times.

          9.2.2 Ferraro shall maintain its facilities in accordance with local, state, and industry standards and codes pursuant to
          Article 18.


                            10. TERMS AND CONDITIONS


10.1     PAYMENT TERMS

         10.1.1 Bertucci's shall remit to Ferraro for all products received in good order and invoiced by the Ferraro. Invoices shall be payable via Electronic AB routing to the Ferraro bank every 14 days. Payments will be executed every Wednesday for all Ferraro invoices from the week ended on two Saturdays prior.

         10.1.2 Ferraro must collect and report "all applicable" taxes for each state where Bertucci's conducts business. Ferraro must obtain and maintain a tax reporting ID number for each of these states as required, and submit such evidence to Bertucci's.

         10.1.3 Bertucci's will entertain frequency of payments with appropriate cash discounts applicable.


10.2     GUARANTEE

         Non Applicable

10.3     CREDITS

         10.3.1 Credits for the following conditions shall be handled ONLY at the time of delivery, by both the Ferraro driver and the Bertucci's manager:

              o Shortage on Truck
              o Damaged Product at the Time of Receiving
              o Wrong Product Selected
              o Product Ordered Wrong
              o Concealed Damage

         10.3.2 In the event that any of these occur, the Ferraro driver will make the appropriate notation on the delivery invoice ticket, initial the changes and require the manager to countersign and date the delivery invoice ticket. Ferraro will then be required to make the corresponding change at their office. Concurrently Ferraro will immediately transmit by hard copy or electronic transfer the exception to the invoice for final processing by Bertucci's.

10.4     DEFINITIONS

         10.4.1  SHORTAGE ON TRUCK

                  1. An item ordered by the Unit but not on the truck at the time of delivery.
                           o Shorted items shall not be automatically re-shipped.
                           o Ferraro is obligated to provide next day delivery of all shorted products.

         10.4.2  DAMAGED PRODUCT AT THE TIME OF RECEIVING

              A. Product damaged prior to loading, in transit, or during the unloading process.
              B.  Acceptance of the product is at the Unit Manager's discretion.

                  o  Damaged items shall not be automatically re-shipped.

                  o Ferraro is obligated to replace the product in accordance with the requirements of the Manager on duty.
              C. Ferraro shall remove or leave the product at the sole discretion of Bertucci's.

         10.4.3  WRONG PRODUCT SELECTED

              A. Product picked in error instead of the item originally ordered. Acceptance of the incorrect product is at the Unit Manager's discretion.
              B. If the Unit Manager accepts the incorrect product, it must properly be noted on the Invoice, countersigned by both parties (see Article 10.3.2).
                  o  Originally ordered items shall
                     not be automatically shipped.
                  o  Ferraro is obligated to replace the product in
                      accordance with the requirements of the Manager on duty.

         10.4.4   PRODUCT ORDERED WRONG

              A.  Product improperly ordered by the Unit Manager.
              B.  Acceptance of the incorrect product is at the Unit
                  Manager's discretion.
              C. If the Unit Manager accepts the incorrect product, it must be properly noted on the Invoice, countersigned by both parties (see Article 10.3.2).
                  o  Originally ordered items shall not be
                     automatically shipped.
                  o  Ferraro is obligated to replace the
                     product in accordance with the requirements of the Manager on duty at Bertucci's expense.
               D. Ferraro shall communicate estimated shipping costs to the Manager for approval prior to the shipping and record those costs on the Invoice.

         10.4.5    CONCEALED DAMAGE

              A.  Damage not apparent at time of delivery.

              B.  Ferraro shall pick-up for inspection, products that
                  are found with hidden damage or defects with notification by Bertucci's for disposition by the Ferraro.
              C.  Disposition shall not be considered a credit memo.
              D.  After evaluation, Ferraro shall advise Bertucci's of
                  it's decision, and if warranted,  issue a credit memo.
              E.  Bertucci's may appeal all dispositions.
              F. Credits or pick-ups shall be authorized by Ferraro on products delivered within the prior five (5) days.
              G.  In the event Bertucci's over orders, then Bertucci's
                  has the right to return a specified quantity for a re-stocking charge.
                           RE-STOCKING CHARGE          $2.00 PER UNIT


10.5     SUBSTITUTIONS

         10.5.1 Product(s) available that have been approved by Bertucci's Corporate are acceptable for substitution if the following condition(s) exist:

                  A.  Manufacture/packer defect.
                  B.  Manufacture/packer recall.
                  C. Unavailability of original product through no fault of Ferraro.

         10.5.2 Ferraro has the obligation to advise the Bertucci's manager of the problem either at the time of order or the day of shipment of the conditions above if they exist.

         10.5.3 All substitutions must be reported to Bertucci's Corporate prior to the order shipping or immediately thereafter.

         10.5.4 Substitutions are subject to a "back order" penalty for the purposes of Service Level Tracking.

         10.5.5 The Invoice must show the original product ordered and the item substituted.


                             11. REPORTING SERVICES


All reporting shall coincide to Bertucci's Fiscal Calendar reporting periods provided herein, attached hereto Exhibit VII.

11.1     REPORTING

         Ferraro shall provide Bertucci's the following reports as part of it's Information Transmittal obligation under this Agreement. The list below represents the information required by Bertucci's. The requirements may change from time to time. Bertucci's shall provide input regarding the format of all reports.

         11.1.1 PERIOD PRICING, PRODUCT AND INVENTORY GUIDES - Color coordinated and dated. Period Pricing Guide will be distributed by Ferraro to the units three (3) days prior to the first day of the period or effective date of new pricing. In addition Ferraro shall provide as needed the period order template for use at the unit level in electronic order entry.

         11.1.2 USAGE REPORTS BY BERTUCCI'S UNIT - This report is by period providing usage for the previous period. This report is due to Bertucci's corporate by the 10th day of the following period.

         11.1.3 USAGE REPORT BY VENDOR - This report is by period providing usage for the previous period. This report is due to Bertucci's corporate by the 10th day of the following period.

         11.1.4 DESCENDING DOLLAR/PRODUCT REPORT - This report is by period providing usage by descending dollar/product. This report is due to Bertucci's corporate by the 10th day of the following period.

         11.1.5 FERRARO INVENTORY ON HAND REPORT BY PRODUCT - This report encompasses product on hand weekly in the Ferraro warehouse. This report shall be submitted by Facsimile to Bertucci's Corporate every Friday by 4:00 p.m.

         11.1.6 PRODUCT VELOCITY/CONSUMPTION REPORTS - This report illustrates the movement of all Bertucci's products for a given period. This report is due to Bertucci's on the 10th day of the following period.

         11.1.7 EXCEPTION REPORTS - As designed and as needed by Bertucci's.


                                  12. INSURANCE


12.1     CERTIFICATE OF INSURANCE

         12.1.1 Ferraro shall provide evidence of insurance on a Certificate of Insurance form, with companies acceptable to Bertucci's, with the following coverage, naming in all cases Bertucci's, Inc., et al. as additional insured.

         12.1.2 Comprehensive general liability insurance, including automobile/truck liability coverage for owned, non-owned, leased or rented to be used in the performance of this Agreement, with minimum limits of Two Million Dollars ($2,000,000) combined single limit per occurrence. Such liability insurance shall provide Blanket Broad Form contractual coverage. Property damage insurance shall include a policy endorsement providing an extension of the policy for Broad Form Property Damage coverage.

         12.1.3 Workers' compensation insurance in a form prescribed by the laws of the Commonwealth of Massachusetts and the states(s) where Ferraro is located.


12.2     INDEMNIFICATION

         12.2.1 Ferraro shall indemnify Bertucci's from and against any and all claims, suits, judgments, damages, losses and expenses (including attorney's fees) of any nature whatsoever arising directly or indirectly out of, or resulting, either in whole or in part from this Agreement.

     12.3 HOLD HARMLESS AGREEMENT AND
          GUARANTY/WARRANTY OF PRODUCT

         12.3.1 Ferraro shall request from each and every Bertucci's appointed or designated vendor and each and every Ferraro vendor doing business with Bertucci's currently or contemplated, a Hold Harmless Agreement in the form acceptable to Bertucci's, as illustrated on Exhibit "IV" attached hereto and made a part hereof, this Agreement. This is a prerequisite for all vendors doing business with Bertucci's. Bertucci's will not defend Ferraro or vendor against any claim.


                        13. PROPRIETARY/CONTRACT PRODUCT
                                    AGREEMENT


Bertucci's has provided Ferraro with written evidence of existing agreements with product manufacturers, in which the manufacturers have agreed on prices they will charge distributors for products to be resold to Bertucci's. The Vendors are identified in Exhibit "II" attached hereto and made a part hereof, this Agreement. This list will be updated by the Bertucci's buyer as changes warrant.


                                14. OTHER INCOME


14.1  REBATES/VOLUME DISCOUNTS/MASTER JOBBER
      DISCOUNTS/BROKERAGE AND ALLOWANCES

         14.1.1 All Vendors which offer rebates/volume discounts/master jobber discounts and allowances for Bertucci's products shall pass them directly to the benefit of Bertucci's from the Vendor in a manner designated by Bertucci's.

         14.1.2 Any product which includes one of the above programs during the term of this agreement, involving a product which Bertucci's uses and may not have full knowledge of, shall be offered to Bertucci's.


14.2     CASH DISCOUNTS - VENDOR

         14.2.1 Discounts offered by Vendors and successfully achieved by Ferraro. 14.2.2 Ferraro shall retain such discounts as long as a cash discount is not a "catch-all" for other allowances.


                                   15. RECALLS


In the event of a product recall, for ANY reason, Ferraro shall at it's sole expense retrieve product from Bertucci's units at no cost to Bertucci's. Ferraro will notify all Units of the lot codes subject to the recall and convey instructions regarding the proper disposition of the product. If product should be required to be returned to the vendor then any expenses incurred shall be handled between the Vendor and Ferraro. As "recalls" are sometimes critical. "Time is of the Essence" with regards to this situation.


                                    16. TERM

16.1     TERM OF AGREEMENT

         The term of this Agreement shall be for a period of four (4) years, which shall commence on July 15, 1998, hereafter referred to as the Commencement Date.

16.2     OPTION PERIOD

         Provided this Agreement is not in default hereunder Bertucci's shall have the right to extend this Agreement for an additional two (2) years pursuant to the terms and conditions contained herein and in effect at the time of option notification. To be effective Bertucci's must by evidence of a written notice advise Ferraro of it's intent to option an additional two years with a 90 day written notice. Should however Ferraro wish not to enter into the option under the same terms and conditions then Ferraro shall advise Bertucci's within 10 days of receipt of option notice by Bertucci's.


                                 17. TERMINATION


17.1     TERMINATION BY BERTUCCI'S FOR CAUSE

         If Ferraro should become insolvent, file any bankruptcy proceedings, make a general assignment for the benefit of creditors, suffer or allow appointment of a receiver, refuse, fail or be unable to make prompt payment to Vendors, disregard applicable laws, ordinances, governmental orders or regulations or the instructions of Bertucci's, or if Ferraro should otherwise be guilty of a violation of, or in default under, any provision of this Agreement, then Bertucci's may, without prejudice to any other right or remedy available to Bertucci's, and after giving Ferraro 30 days written notice, terminate this Agreement, take possession of any products or materials in which title by virtue of valid invoice has been passed to Bertucci's.


                          18. COMPLIANCE WITH INDUSTRY
                                 STANDARDS/LAWS


18.1     SANITATION STANDARDS

         The Ferraro warehouses shall maintain standards acceptable to the American Institute of Bakeries with a score of (900+), the National Sanitation Foundation, Local Health Departments, any federal, state and local inspecting agency having jurisdiction over this type of facility.

18.2     REGULATORY REQUIREMENTS

         Ferraro shall comply with all applicable federal, state and local laws and executive order and regulations issued pursuant hereto, including without limitation all laws relating to equal employment opportunity.

         All Ferraro vehicles will meet or exceed the requirements of the U.S. Department of Transportation and display applicable Road Tax permits on Ferraro vehicles as required by each state.

                       19. TRADEMARKS AND CONFIDENTIALITY


Ferraro acknowledges that during the term of this agreement information concerning Bertucci's may be obtained which may include valuable, proprietary and confidential matter or information relating to trade secrets, recipes, concepts, formulas, product configurations, designs, specifications, manufacturing processes, operational processes, equipment, suppliers, customers, employees, research projects, inventions, engineering, marketing, merchandising, purchasing, finances, and other information of a valuable and confidential nature which are owned by Bertucci's and which are the basis for Bertucci's business ("Confidential Matter") and shall be used by Ferraro only pursuant to the terms and for purposes of this Agreement. Ferraro shall comply with reasonably prudent procedures designed to maintain in confidence, safeguard as Bertucci's property, not use except consistent with this Agreement or in any other manner agreed to by Bertucci's in writing and prevent disclosure to others of, Confidential Matter. Ferraro has executed a Disclosee and Confidentiality Agreement provided by Bertucci's and executed by Ferraro on March 11, 1998, found on Exhibit "V" attached hereto and made a part hereof this Agreement and will remain in effect as described in the Disclosee Confidentiality Agreements.


                                   20. NOTICES


Any notice or consent required to be given by or on behalf of either party upon the other shall be in writing and shall be given by mailing such notice or consent by prepaid registered mail or certified mail addressed to the other party at the following address:

         For Bertucci's:            Mr. Edward Buice, Vice-President
                                      and General Counsel
                                    BERTUCCI'S RESTAURANT CORP.
                                    14 Audubon Road
                                    Wakefield, MA 01880

         For Ferraro:               Mr. Michael Giammarino, President & C.E.O
                                    FERRARO FOODS, INC.
                                    701 Hadley Road
                                    So. Plainfield, NJ 07080


                                 21. ASSIGNMENT


This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns. Notwithstanding the foregoing, this Agreement may not be assigned by Ferraro. Bertucci's reserves the right to assign the Agreement as required.


                                22. MISCELLANEOUS


22.1     TRAINING

         Ferraro shall provide adequate training for all it's personnel effected in the event of the acceptance of this Bid. Ferraro shall use all available means to insure a transition with minimal problems. This training should include but not limited to the following;

                  o   Familiarity of Bertucci's Products
                  o   Warehouse Handling/Receiving of Product
                  o   Driver Routing
                  o   Customer Service
                  o   Purchasing Leadtimes
                  o   MIS Department/Bertucci's Link-up


22.2     NATIONAL ACCOUNT REPRESENTATIVE

         The Ferraro National Account representative responsible for Bertucci's shall visit the Bertucci's Corporate office, at 14 Audubon Road, Wakefield, Massachusetts no less than once a month or as may be called on from time to time to handle situations not easily managed by telephone. The representative shall visit five (5) Bertucci's locations, at random, per month. (S)he shall also report findings, in person, at Bertucci's Corporate once per month.


22.3    ANNUAL HOLIDAY GIFT BOX PROMOTION

         Ferraro shall deliver biannually Bertucci's gift boxes containing certificates to each operating unit. Ferraro, shall as part of this obligation pick-up at Bertucci's or its assign, deliver as required and inventory gift boxes as requested by Bertucci's. Each unit will order certificates using a product number assigned to said certificates for tracking and order purposes. At completion of promotion The Ferraro shall pick-up and re-deliver to Bertucci's all surplus certificates. A product control form shall be issued by Bertucci's to manage this function. There shall be no cost to Bertucci's as a result of this requirement.

22.4     ROLL-OUTS

         Periodically, Bertucci's will engage Ferraro to distribute marketing, promotional, and training kits throughout the company. Distribution of these kits (referred to as "roll- outs") shall be coordinated by Bertucci's Corporate with Ferraro. BERTUCCI'S WILL ACKNOWLEDGE A $1.75 DRAYAGE CHARGE PER CASE FOR THE DISTRIBUTION OF THESE KITS.

22.5     COMPETITIVE RESTRICTIONS

         Ferraro et al., shall not offer to sell, solicit, engage in negotiations or contemplate to enter into any transactions whatsoever with Pizzeria Uno, The Italian Oven, or California Pizza Kitchen or its subsidiaries and affiliates for the term of this agreement without the express written permission of a Bertucci's Corporate Officer.

22.6     INITIAL INVENTORY

         Ferraro, as a condition of this Agreement, shall have all Bertucci's inventory as illustrated, in Exhibit II, at the levels designated, available for shipment 15 days prior to the commencement date of the contract. Specific products which are date sensitive shall be enroute during this period. For purposes of this Agreement, this date shall be June 30, 1998.

22.7     BEVERAGE PROGRAM

         In the event Bertucci's enters into an Agreement with the Coca Cola Company or PepsiCo for the purpose of dispensing their products at Bertucci's, then Ferraro shall concurrently enter into a distribution agreement with Coca Cola or PepsiCo for stocking and distribution of such products to Bertucci's. Vendor allowance paid to Ferraro for distribution shall be determined jointly by the Coca Cola Company or PepsiCo and Bertucci's.


                                23. PRESS RELEASE


Bertucci's and Ferraro mutually agree to disseminate a press release to the Industry National Trade Publications concerning the award of this Agreement. This and any other future press release must be reviewed by Bertucci's prior to its distribution.


                                24. GOVERNING LAW


The Agreement shall be construed in accordance with and governed by the Laws of the Commonwealth of Massachusetts.


                              25. ENTIRE AGREEMENT


This Agreement contains the entire understanding between the parties and any Agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such Agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.


IN WITNESS WHEREOF, BERTUCCI'S RESTAURANT CORP. AND FERRARO have executed the Agreement as set forth below, to be effective as of the date first above written.







WITNESS/ATTEST                                       FERRARO FOODS, INC.


                                                     /S/ Michael GIAMMARINO
                                                     BY: MICHAEL GIAMMARINO

                                                     TITLE:   PRESIDENT & C.E.O

                                                     DATE: May 10, 1998

WITNESS/ATTEST                                       BERTUCCI'S RESTAURANT
                                                      CORP., INC.


                                                     BY:      THEODORE BARBER

                                                     TITLE:   C.O.O

                                                     DATE: May 13, 1998



                          26. EXHIBITS (I THROUGH XIII)





                 (INSERT EXHIBIT XII - CERTIFICATE OF INSURANCE)






                      (INSERT EXHIBIT V1 - SAMPLE INVOICE)